Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS OF

TRINITY PLACE HOLDINGS INC.

ARTICLE I

OFFICES

Section 1.01Offices. The address of the registered office of Trinity Place Holdings Inc. (hereinafter called the “Corporation”) in the State of Delaware shall be at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The Corporation may have other offices, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) from time to time shall determine or the business of the Corporation may require.

Section 1.02Books and Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II

MEETINGS OF THE STOCKHOLDERS

Section 2.01Place of Meetings. All meetings of the stockholders shall be held at such place, if any, either within or without the State of Delaware, as shall be designated from time to time by resolution of the Board of Directors and stated in the notice of meeting.

Section 2.02Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined by the Board of Directors and stated in the notice of the meeting.

Section 2.03Special Meetings.

(a)Purpose. Special meetings of stockholders for any purpose or purposes shall be called only:

(i)	pursuant to a resolution approved by the Board of Directors; or
(ii)

by the Board of Directors, following receipt of one or more written demands to call a special meeting of the stockholders in accordance with, and subject to, this Section 2.03 from stockholders of record who own in the aggregate, at least 15% of the voting power of the outstanding shares of the Corporation then entitled to vote on the matter or matters to be brought before the proposed special meeting.

(b)Notice. A request to the Board of Directors shall be delivered to the Secretary at the Corporation’s principal executive offices and signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall set forth:

(i)	a brief description of each matter of business desired to be brought before the special meeting;
(ii)	the reasons for conducting such business at the special meeting; and
(iii)

the text of any proposal or business to be considered at the special meeting (including the text of any resolutions proposed to be considered and in the event that such business includes a proposal to amend these by-laws, the language of the proposed amendment).

(c)Business. Business transacted at a special meeting requested by stockholders shall be limited to the matters described in the special meeting request; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by stockholders.

(d)Time and Date. A special meeting requested by stockholders shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than 90 days after the request to call the special meeting is received by the Secretary. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if:

(i)

the Board of Directors has called or calls for an annual or special meeting of the stockholders to be held within 90 days after the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such meeting includes (among any other matters properly brought before the meeting) the business specified in the request;

(ii)	the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law;
(iii)

an identical or substantially similar item (a “Similar Item”) was presented at any meeting of stockholders held within 120 days prior to the receipt by the Secretary of the request for the special meeting (and, for purposes of this Section 2.03(d)(iii), the election of directors shall be deemed a Similar Item with respect to all items of business involving the election or removal of directors); or

(iv)

the special meeting request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”).

(e)Revocation. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary at the Corporation’s principal executive offices, and if, following such revocation, there are unrevoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting

Section 2.04Adjournments. Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

Section 2.05Notice of Meetings. Notice of the place, if any, date, hour, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and the means of remote communication, if any, of every meeting of stockholders shall be given by the Corporation not less than ten days nor more than 60 days before the meeting (unless a different time is specified by law) to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Except as otherwise provided herein or permitted by applicable law, notice to stockholders shall be in writing and delivered personally or mailed to the stockholders at their address appearing on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

Section 2.06List of Stockholders. The officer of the Corporation who has charge of the stock ledger shall prepare a complete list of the stockholders entitled to vote at any meeting of stockholders, showing the address of each stockholder and the number of shares of each class of capital stock of the Corporation registered in the name of each stockholder at least ten days before any meeting of the stockholders. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, on a reasonably accessible electronic network if the information required to gain access to such list was provided with the notice of the meeting or during ordinary business hours, at the principal place of business of the Corporation for a period of at least ten days before the meeting. The list shall also be produced and kept at the time and place, if any, of the meeting the whole time thereof and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection by any stockholder during the whole time of the meeting as provided by applicable law. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 2.07Quorum. Unless otherwise required by law, the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”) or these by-laws, at each meeting of the stockholders, a majority in voting power of the shares of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 2.04, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

Section 2.08Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution or resolutions such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. At every meeting of the stockholders, the President, or in his or her absence or inability to act, the Secretary, or, in his or her absence or inability to act, the person whom the President shall appoint, shall act as chairman of, and preside at, the meeting. The secretary or, in his or her absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.

Section 2.09Voting; Proxies. Unless otherwise required by law or the Certificate of Incorporation the election of directors shall be decided by a plurality of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election. Unless otherwise required by law, the Certificate of Incorporation or these by-laws, any matter, other than the election of directors, brought before any meeting of stockholders shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot.

Section 2.10Inspectors at Meetings of Stockholders. The Board of Directors, in advance of any meeting of stockholders, may, and shall if required by law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting, the existence of a quorum and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board of Directors, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

Section 2.11Written Consent of Stockholders Without a Meeting. Any action to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 2.11, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those stockholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

Section 2.12Fixing the Record Date.

(a)In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than ten days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote therewith at the adjourned meeting.

(b)In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting: (i) when no prior action by the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery (by hand, or by certified or registered mail, return receipt requested) to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such payment or other action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01General Powers. Except as otherwise provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these by-laws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

Section 3.02Number; Term of Office. The Board of Directors shall consist of the number of directors set forth in the Certificate of Incorporation. Except as otherwise provided in the Certificate of Incorporation, each director shall hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification or removal.

Section 3.03Newly Created Directorships and Vacancies. Except as provided in the Certificate of Incorporation, any vacancies or newly created directorships occurring in the Board of Directors shall be filled by the affirmative votes of a majority of the remaining members of the Board of Directors, although less than a quorum. Except as otherwise provided in the Certificate of Incorporation, a director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is duly elected and qualified or the earlier of such director’s death, resignation or removal.

Section 3.04Resignation. Any director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later time as is therein specified.

Section 3.05Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and at such places, if any, as may be determined from time to time by the Board of Directors or its chairman.

Section 3.06Special Meetings. Special meetings of the Board of Directors may be held at such times and at such places, if any, as may be determined by the chairman of the Board of Directors or the President on at least 48 hours notice to each director given by one of the means specified in Section 3.09 hereof other than by mail or on at least three days notice if given by mail. Special meetings shall be called by the chairman of the Board of Directors or the President in like manner and on like notice on the written request of any two or more directors.

Section 3.07Telephone Meetings. Board of Directors or Board of Directors committee meetings may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard. Participation by a director in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 3.08Adjourned Meetings. A majority of the directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place, if any. At least 24 hours notice of any adjourned meeting of the Board of Directors shall be given to each director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.09 hereof other than by mail, or at least three days notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

Section 3.09Notices. Subject to Section 3.06, Section 3.08 and Section 3.10 hereof, whenever notice is required to be given to any director by applicable law, the Certificate of Incorporation or these by-laws, such notice shall be deemed given effectively if given in person, by telephone, facsimile, email or other means or electronic communication, or by mail addressed to such director at such director’s address as it appears on the records of the Corporation.

Section 3.10Waiver of Notice. Whenever the giving of any notice to directors is required by applicable law, the Certificate of Incorporation or these by-laws, a waiver thereof, given by the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice.

Section 3.11Organization. At each meeting of the Board of Directors, the chairman of the Board of Directors or, in his or her absence, another director selected by the Board of Directors shall preside. The secretary shall act as secretary at each meeting of the Board of Directors. If the secretary is absent from any meeting of the Board of Directors, an assistant secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the secretary and all assistant secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

Section 3.12Quorum of Directors. For so long as the Board of Directors is constituted pursuant to Section 2 of Article Fifth of the Certificate of Incorporation, the presence of four (4) directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors. If the Board of Directors is constituted pursuant to Section 3 of Article Fifth of the Certificate of Incorporation, the presence of a majority of the Board of Directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 3.13Action By Majority Vote. Except as otherwise expressly required by these by-laws, the Certificate of Incorporation or by applicable law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.14Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

Section 3.15Committees of the Board of Directors Other than the Series A Committee. The Board of Directors may designate one or more committees (other than the Series A Committee, which shall be governed by the Certificate of Incorporation and Section 3.16 below). Any such committee, to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, subject to all limitations thereon set forth in the Corporation’s Certificate of Incorporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board of Directors. For so long as the Board of Directors is constituted pursuant to Section 2 of Article Fifth of the Certificate of Incorporation, subject to Section 3.16 below, (i) each committee shall have five (5) members, (ii) the presence of four (4) members shall be necessary and sufficient to constitute a quorum for the transaction of business by such committee, and (iii) the vote of a majority of the members of such committee present at any meeting at which there is a quorum shall be the act of that committee. If the Board of Directors is constituted pursuant to Section 3 of Article Fifth of the Certificate of Incorporation, unless the Board of Directors provides otherwise and to the fullest extent permitted by law, subject to Section 3.16 below, (i) each committee shall consist of one or more of the directors of the Corporation, (ii) at all meetings of such committee, a majority of the members of the committee then in office shall constitute a quorum for the transaction of business, and (iii) the vote of a majority of the members of such committee present at any meeting at which there is a quorum shall be the act of that committee. Each committee shall keep regular minutes of its meetings. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III. Notwithstanding anything herein to the contrary, without the affirmative vote of the holder of the Series A Preferred Stock, the Board of Directors may not designate or establish any committee of the Board of Directors that does not include the Series A Directors (as defined in the Certificate of Incorporation) then in office. Committees of the Board of Directors (other than the Series A Committee) may not create one or more subcommittees of such committee.

Section 3.16The Series A Committee. The Series A Committee, consisting of the Series A Directors (as defined in the Certificate of Incorporation) in office at any given time, is hereby established to take, and, to the fullest extent permitted by applicable law, shall have the sole power and authority to take, the actions set forth in Sections 6 B(i) and B7 of Article Fourth and Section 4 of Article Fifth of the Certificate of Incorporation, including the taking of any actions necessary for or incidental to the taking of the actions set forth in Sections B6(i) and B7 of Article Fourth and Section 4 of Article Fifth of the Certificate of Incorporation. In the event that the Board of Directors is comprised as set forth in Section 3(i) of Article Fifth of the Certificate of Incorporation, the Board of Directors, by resolution adopted by a majority of the directors then in office, may elect to dissolve the Series A Committee and repeal the rules and procedures for the conduct of its business, provided, that any such dissolution of the Series A Committee and repeal of its rules and procedures must be approved by a majority of the Series A Directors then in office. At all meetings of the Series A Committee, a majority of the members of the Series A Committee then in office shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the Series A Committee present at any meeting at which there is a quorum shall be the act of the Series A Committee. The Series A Committee may make, alter and repeal rules and procedures for the conduct of its business.

Section 3.17Removal of Directors. Any director may be removed from office at any time, with or without cause, by the vote of the holders of a majority in voting power of the shares of capital stock of the Corporation entitled to elect such director.

ARTICLE IV

OFFICERS

Section 4.01Positions and Election. The officers of the Corporation shall be elected annually by the Board of Directors and shall include a president, a treasurer and a secretary. The Board of Directors, in its discretion, may also elect a chairman (who must be a director), one or more vice chairmen (who must be directors) and one or more vice presidents, assistant treasurers, assistant secretaries and other officers. Any individual may be elected to, and may hold, more than one office of the Corporation.

Section 4.02Term. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause by the majority vote of the members of the Board of Directors then in office. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the president or the secretary. Any such resignation shall take effect at the future time specified therein or, if the future time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Should any vacancy occur among the officers, the position shall be filled for the unexpired portion of the term by appointment made by the Board of Directors.

Section 4.03The President. The president shall have general supervision over the business of the Corporation and other duties incident to the office of president, and any other duties as may be from time to time assigned to the president by the Board of Directors and subject to the control of the Board of Directors in each case.

Section 4.04Vice Presidents. Each vice president shall have such powers and perform such duties as may be assigned to him or her from time to time by the chairman of the Board of Directors or the president.

Section 4.05The Secretary. The secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for committees when required. In addition, he or she shall perform such other duties as may be prescribed by the Board of Directors or the president. The secretary shall keep in safe custody the seal of the Corporation, if any, and have authority to affix the seal to all documents requiring it and attest to the same.

Section 4.06The Treasurer. The treasurer shall have the custody of the corporate funds and securities, except as otherwise provided by the Board of Directors, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

Section 4.07Duties of Officers May be Delegated. In case any officer is absent, or for any other reason that the Board of Directors may deem sufficient, the president or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer or to any director.

ARTICLE V

STOCK CERTIFICATES AND THEIR TRANSFER

Section 5.01Certificates Representing Shares. The shares of stock of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board of Directors. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the chairman, any vice chairman, the president or any vice president, and by the secretary, any assistant secretary, the treasurer or any assistant treasurer. Any or all such signatures may be facsimiles. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

Section 5.02Transfers of Stock. Common stock of the Corporation shall be transferable in the manner prescribed by law and in these by-laws. Transfers of common stock shall be made on the books of the Corporation only by the holder of record thereof, by such person’s attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of common stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. The Corporation shall not recognize the transfer of fractional shares of common stock. Except as otherwise provided in the Plan, preferred stock of the Corporation shall not be transferable except to a successor in interest or to a holder’s personal representatives in the event of death or incapacity, and no other purported transfer of preferred stock shall be valid as against the Corporation for any purpose, and except that the Escrow Agent may deliver the Series B Preferred Stock for transfer to the Redeemed Stockholder as set forth in the Escrow Agreement (each such capitalized term as defined the Certificate of Incorporation).

Section 5.03Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 5.04Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen or destroyed certificate. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.

ARTICLE VI

GENERAL PROVISIONS

Section 6.01Seal. The seal of the Corporation, if any, shall be in such form as shall be approved by the Board of Directors. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board of Directors.

Section 6.02Fiscal Year. The 2012 fiscal year of the Corporation shall end on March 2, 2013. The fiscal year of the Corporation for years beginning after March 2, 2013 shall be determined by the Board of Directors.

Section 6.03Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

Section 6.04Dividends. Subject to applicable law and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock, unless otherwise provided by applicable law or the Certificate of Incorporation.

ARTICLE VII

AMENDMENTS

Except as otherwise provided in the Certificate of Incorporation, these by-laws may be amended, altered, changed, adopted and repealed or new by-laws adopted by the Board of Directors. Except as otherwise provided in the Certificate of Incorporation, the stockholders also may adopt additional by-laws and may amend, alter, change and repeal any by-laws whether such by-laws were originally adopted by them or otherwise.

ARTICLE VIII

PUBLIC INFORMATION

Section 8.01Financial Reporting. Subject to Section 8.03, the Corporation shall make publicly available each of the following:

(a)Within ninety (90) calendar days after the end of each fiscal year, a report containing (i) audited year-end consolidated financial statements of the Corporation and its subsidiaries prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (including balance sheets, statements of operations and statements of cash flows that would be required from a Smaller Reporting Company, as defined in Item 10(f)(1) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, in an annual report on Form 10-K), and (ii) a management’s discussion and analysis of the financial condition and results of operations for such fiscal year, as compared to the previous fiscal year, which discussion and analysis shall be of the type that is usual and customary for “Current Information” companies quoted on the OTC Pink tier of the OTC Markets Group quotation service or an equivalent successor electronic quotation system (the “Pink Sheets”);

(b)Within forty-five (45) calendar days after the end of each fiscal quarter, a report containing (i) unaudited quarterly consolidated financial statements of the Corporation and its subsidiaries prepared in accordance with GAAP (including balance sheets, statements of operations and statements of cash flows which would be required from a Smaller Reporting Company in a quarterly report on Form 10-Q), and (ii) a management’s discussion and analysis of financial condition and results of operations for such fiscal quarter and the then-elapsed portion of the fiscal year, as compared to the comparable periods of the previous fiscal year, which discussion and analysis shall be of the type that is usual and customary for “Current Information” companies quoted on the Pink Sheets; and

(c)All other information required under Rule 144(c) of the Securities Act of 1933.

Section 8.02Common Stock Quotation. Subject to Section 8.03, to the extent a market maker for shares of the Corporation’s common stock that is reasonably acceptable to the Corporation so requests, the Corporation shall use its commercially reasonable efforts to take any action that may be required by the Corporation (but only to the extent that any such action is permitted by and consistent with the Certificate of Incorporation and these by-laws), in its capacity as issuer of shares of common stock, to facilitate the eligibility of its shares of common stock to be quoted by such market maker on the Pink Sheets or other equivalent electronic quotation system that (a) displays quotes from broker-dealers for over-the-counter securities and (b) does not maintain regulatory filing requirements.

Section 8.03Termination. The provisions of this Article VIII shall terminate upon the earlier of (a) the unanimous vote of the Board of Directors and the vote of the stockholders holding eighty percent (80%) of the then outstanding shares of common stock and (b) on October 1, 2016, if there has not been a General Unsecured Claim Satisfaction (as defined in the Certificate of Incorporation).